CERTAIN INFORMATION IDENTIFIED

BY BRACKETED ASTERISKS ([* * *])

HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE

IT IS BOTH NOT MATERIAL AND WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit 10.32

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (the “Agreement”), dated as of August 17, 2020 (the “Effective Date”), is being entered into by and between Arcturus Therapeutics, Inc., a Delaware corporation (“Arcturus”), and the Israeli Ministry of Health (the “MOH”).  Arcturus and the MOH may be referred to herein by name or individually, as a “Party” and collectively, as the “Parties.”

BACKGROUND

WHEREAS, Arcturus is a messenger RNA medicines company focused on the discovery, development and commercialization of therapeutics for rare diseases and vaccines;

WHEREAS, Arcturus is currently developing a vaccine candidate intended to protect against the SARS-CoV-2 coronavirus (“LUNAR-COV19”);

WHEREAS, LUNAR-COV19 is being developed utilizing Arcturus’ self-transcribing and replicating internal messenger RNA (STARR™) technology and Arcturus’ LUNAR® lipid-mediated delivery in order to produce a low dose SARS-CoV-2 coronavirus vaccine (the “Vaccine”);

WHEREAS, Arcturus has commenced a Phase 1/2 clinical trial (the “Clinical Trial”) of the Vaccine in Singapore under the authority of the Singapore Health Sciences Authority;

WHEREAS, the MOH is entering into this Agreement to secure certain rights to purchase quantities of the Vaccine from Arcturus, subject to the terms and conditions set forth herein;

WHEREAS, the MOH acknowledges that the Vaccine has not been approved for use by any Regulatory Authority as of the Effective Date;

WHEREAS, Arcturus acknowledges that it will not ship any Vaccine to the MOH until Arcturus has first received Regulatory Approval from the MOH to ship the Vaccine into the State of Israel; and

WHEREAS, Arcturus and the MOH are entering into this Agreement to set forth the terms and conditions under which Arcturus will supply to the MOH, and the MOH will purchase from Arcturus, doses of the Vaccine.

NOW, THEREFORE, in consideration of the covenants, conditions and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows.

Article I
DEFINITIONS

The following terms shall have the following meanings when used in this Agreement:

1.1“Affiliate” means, with respect to either Party, any business entity controlling, controlled by, or under common control with such Party.  For the purpose of this definition only, “control” means (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a business entity.

1.2“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to be closed in the City of New York, New York or in the City of Tel Aviv, Israel.

1.3“cGMP” means current Good Manufacturing Practices promulgated by the FDA, including within the meaning of 21 C.F.R. Parts 210 and 211, as amended.

1.4“Confidential Information” means all information of whatsoever nature (whether oral, written, electronic or in any other form) including data, know-how, trade secrets, manufacturing processes and systems, samples of goods, software techniques, procedures, test methods, unpublished financial statements and information, licenses, prices, price lists, pricing policies, customer and supplier lists, customer and supplier names and other information relating to customers and suppliers, marketing techniques and marketing development tactics and plans, and all other information containing or consisting of material of a technical, operational, administrative, economic, marketing, planning, business or financial nature or in the nature of Intellectual Property, in each case, disclosed by Arcturus or any Affiliate of Arcturus to the MOH or any of its employees, agents or contractors, or disclosed by the MOH to Arcturus or any of its Affiliates, or its or their employees, agents or contractors pursuant to this Agreement.  For clarity all of Arcturus’ Intellectual Property shall be deemed Confidential Information of Arcturus.

1.5“Data Release Date” means the date that Arcturus first publicly releases results from the Clinical Trial.

1.6“Initial Clinical Trial Milestone Date” means the date Arcturus notifies the MOH in writing that Arcturus has commenced dosing of the Vaccine in the first expansion cohort of the Clinical Trial.

1.7“Initial Reserve Purchase Price” means [***].

1.8“Intellectual Property” means each of the following: (i) copyrights, trademarks, trade secrets, patent rights, supplementary patent certificates, patent extensions, know-how, concepts, database rights, and rights in trademarks, trade secrets and designs (whether registered or unregistered), (ii) applications for registration, and the right to apply for registration, for any of the same, (iii) all other intellectual property rights and equivalent or similar forms of protection existing anywhere in the world, (iv) inventions, developments, methods or processes, including any intellectual property rights in the foregoing and (v) modifications or improvements to any of the items in clauses (i)-(iv).

1.9“Laws” means all laws, statutes, rules, regulations and ordinances, as amended from time to time, of the United States, Singapore and the State of Israel, in each case applicable to the obligations of Arcturus or the MOH or their respective Affiliates, as the context requires, under this Agreement, including (i) all applicable federal, state and local laws and regulations of the United States, the State of Israel and Singapore, (ii) the U.S. Federal Food, Drug and Cosmetic Act, (iii) the State of Israel and Singapore equivalents to the U.S. Federal Food, Drug and Cosmetic Act, and (iv) cGMP, where applicable.

1.10“Manufacture” means the processes and procedures for the supply of the Vaccine Doses, including, (i) the supply and quality control of the Raw Materials, (ii) the manufacture of the Vaccine in bulk at a Manufacturing Site, (iii) fill and finish, (iv) the quality control and release by a responsible person of the Vaccine Doses and (v) the storage of the Vaccine Doses until shipment.

1.11“Manufacturing Site” means any manufacturing site at which the Vaccine has been Manufactured, which locations will be identified by Arcturus to the MOH in writing.

1.12“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency thereof.

1.13“Raw Materials” means all LUNAR-COV19 drug substance, raw materials, supplies, components and packaging necessary to manufacture and ship Vaccine Doses.

1.14“Regulatory Approval” means, with respect to a product in a particular country or jurisdiction of the Territory, all approvals, licenses, permits, certifications, registrations or authorizations necessary for the sale or supply of such product in such country or jurisdiction, but excluding pricing approvals.

1.15“Regulatory Authority” means any international, federal, state or local governmental or regulatory body, agency, department, bureau, court or other entities (including the Specified Regulatory Agencies) responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally.

1.16“Representative” means a Party’s employees, agents and other representatives (including contractors, consultants and advisors).

1.17“Required Regulatory Approval” means (i) the approvals and authorizations of the MOH that are necessary for the importation and use of the Vaccine in the Territory for emergency, conditional or permanent use, and (ii) [***].

1.18“Reserve Period” means the period beginning on the Effective Date and ending on [***].

1.19“Specified Regulatory Approval Date” means the date that Arcturus receives approval to administer, use or sell the Vaccine from at least one of the Specified Regulatory Agencies for emergency, conditional or permanent use.

1.20“Specified Regulatory Agencies” means: [***].

1.21“SDEA” means a Safety Data Exchange Agreement entered into by the Parties relating to the Vaccine.

1.22“Specifications” means the specifications for the Vaccine that are provided by Arcturus to the MOH in writing at least thirty (30) days before delivery of the Vaccine.

1.23“Stockpiling Period” means the period beginning on the Effective Date and ending on [***].

1.24“Taxes” means all taxes and duties that are assessed by any national, federal, state, local or non-U.S. Governmental Authority, including, without limitation, sales, use, excise, value-added and withholding taxes.

1.25“Territory” means the State of Israel.

1.26“Vaccine Dose” means a dose of the Vaccine to be delivered to the MOH pursuant to the terms and conditions of this Agreement, [***].

1.27“Vaccine Dose Formulation” means the dosage formulation of the Vaccine that is approved pursuant to the Required Regulatory Approval.  If multiple Vaccine Dose Formulations are approved which vary based on the age or other demographic of the intended recipient population, Arcturus and the MOH will discuss how many Vaccine Doses are to be shipped for each such approved dosage formulation of the Vaccine.

Article II
PURCHASE AND SUPPLY OF VACCINE DOSES

2.1Purchase of Initial Reserve Doses of Approved Vaccine.

(a)the MOH is hereby agreeing to purchase, and securing access to, Vaccine Doses from Arcturus for use by the MOH in the Territory (the “Initial Reserve Doses”).

(b)the MOH will purchase [***] Initial Reserve Doses (the “Initial Reserve Amount”); [***].

(c)If (i) the MOH does not exercise its right to reduce the Initial Reserve Amount to [***] and (ii) if the Vaccine Dose Formulation is equal to or less than [***] µg, the Initial Reserve Amount will be increased from [***] Initial Reserve Doses to [***] Initial Reserve Doses at no additional cost to the MOH.

(d)Arcturus will deliver the Initial Reserve Doses to the MOH pursuant to the terms of this Agreement, including Section 2.4.

2.2Right to Purchase Additional Reserve Doses of Approved Vaccine.  Upon written notice to Arcturus at any time during the Reserve Period, the MOH will be entitled to purchase an additional [***] Vaccine Doses (the “Additional Reserve Doses”) from Arcturus for use in the Territory.  Arcturus will deliver the Additional Reserve Doses to the MOH pursuant to the terms of this Agreement, including Section 2.4.

2.3Right to Purchase Stockpiling Doses of Approved Vaccine.  Upon written notice to Arcturus at any time during the Stockpiling Period, the MOH will be entitled to purchase up to an additional [***] Vaccine Doses (the “Stockpiling Doses”) from Arcturus for use in the Territory.  Arcturus will deliver the Stockpiling Doses to the MOH pursuant to the terms of this Agreement, including Section 2.4.

2.4Arcturus Preferred Distribution List. [***].

2.5Other Related Services.  Arcturus may provide other related products and services to the MOH, other than the Initial Reserve Doses, the Additional Reserve Doses (if any) and the Stockpiling Doses (if any), as may be agreed to in writing by the Parties from time to time.  Such writing shall include the scope and fees for any such products and services and shall be appended to this Agreement or set forth in a separate agreement.

2.6Escrow Agent and Escrow Agreement.  Arcturus and the MOH will jointly appoint an escrow agent selected by Arcturus, who shall be acceptable to the MOH, to serve as the escrow agent (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by Arcturus, the MOH and the Escrow Agent (the “Escrow Agreement”).  The Escrow Agreement will provide that the MOH will pay portions of the Vaccine purchase price to the Escrow Agent pursuant to the terms of Article VI.

Article III
MANUFACTURING OF VACCINE DOSES

3.1Manufacturing Responsibility.  Arcturus shall be responsible, at its sole cost and expense, for Manufacture, inspecting, testing and delivering the Vaccine in compliance with this Agreement, the Specifications, cGMPs and all applicable Laws as may be reasonably necessary to enable Arcturus to deliver to the MOH the Initial Reserve Doses, the Additional Reserve Doses (if any) and the Stockpiling Doses (if any) pursuant to the terms and conditions of this Agreement.

3.2Facilities.  Arcturus shall ensure that the Manufacture of all Vaccine Doses takes place in a facility approved in accordance with cGMP by at least one of the Specified Regulatory Agencies, selected by Arcturus, and operating in compliance with all applicable Laws.

3.3Subcontracting.  [***].

Article IV
CLINICAL TRIALS AND REGULATORY APPROVAL

4.1Clinical Trials Arcturus is fully responsible for all costs and expenses of, and the administration of, the Clinical Trial and any other clinical trials initiated by Arcturus or its Affiliates or licensees other than the MOH.  Any clinical trial that may be initiated or sponsored and paid for by the MOH will be on terms approved in advance by Arcturus in a separate agreement.

4.2Regulatory Approvals.  [***].

4.3Notice Obligations.  Arcturus will provide the MOH with prompt written notice of its receipt of any Required Regulatory Approval or that Arcturus and its Affiliates have discontinued worldwide clinical development of the Vaccine due to clinical failure or otherwise.

4.4Pharmacovigilance.  The Parties will cooperate with regard to the reporting and handling of safety information involving the Vaccine in accordance with applicable Laws on pharmacovigilance and clinical safety.  Upon either Party’s written request, the Parties will negotiate in good faith and enter into an SDEA within such time period as is necessary to ensure that all regulatory requirements are met (but in no event later than ninety (90) days after the date of such written request), which will define the pharmacovigilance responsibilities of the Parties and include safety data exchange procedures governing the exchange of information affecting the Vaccine (including serious adverse events and emerging safety issues to enable each Party to comply with all of its legal and regulatory obligations related to the Vaccine).

4.5Records and Data.  Arcturus shall provide to the MOH all Manufacture and clinical records and data reasonably requested by the MOH.  Arcturus will make available to the MOH all preclinical and clinical data reasonably requested by the MOH.

4.6Recordkeeping.  Arcturus shall maintain materially complete and accurate books, records, test and laboratory data, reports and all other information relating to Manufacture and clinical trials, including all information required to be maintained by Laws, in accordance with Arcturus standard operating procedures.  Such information shall be maintained in forms, notebooks and records for the longer of (a) a period of at least two (2) years from the relevant Vaccine expiration date, (b) a period of five (5) years after the last delivery of the Vaccine Doses under this Agreement, or (c) as required under applicable

Laws.  The Parties will each maintain records necessary to permit a Recall of any Vaccine Doses provided under this Agreement.

4.7Recall.  In the event either Party believes a recall, field alert, Vaccine Doses withdrawal or field correction (“Recall”) may be necessary with respect to any Vaccine Doses provided under this Agreement, it shall immediately notify the other Party in writing.  [***].

4.8Cooperation.  Each Party agrees to (a) make its personnel reasonably available at their respective places of employment to consult with the other Party on issues related to the activities conducted in accordance with this Article IV or otherwise relating to the development of the Vaccine and the Vaccine Doses and thereafter in connection with any request from any Regulatory Authority, including with respect to regulatory, scientific, technical and clinical testing issues, or otherwise, and (b) otherwise provide such assistance as may be reasonably requested by the other from time-to-time in connection with the activities to be conducted under this Article IV or otherwise relating to the development of the Vaccine and the Vaccine Doses and obtaining the Required Regulatory Approvals, including providing requested information to, and collaborating with, the applicable Specified Regulatory Agencies in connection with seeking the Required Regulatory Approvals.

Article V
DELIVERY

5.1Cooperation on Delivery Dates.  Arcturus will keep the MOH updated on a regular basis regarding the expected delivery dates for Vaccine Doses and the MOH will keep Arcturus updated on a regular basis regarding the process of Regulatory Approvals.  Without limiting the foregoing, Arcturus and the MOH will arrange monthly telephonic meetings to discuss timing and status of regulatory approvals and expected delivery dates.

5.2Location.  The Initial Reserve Doses, Additional Reserve Doses (if any) and Stockpiling Doses (if any) will be delivered by, or on behalf of, Arcturus to a single location in the Territory to be mutually agreed upon by Arcturus and the MOH (the “Specified Location”).  [***].

5.3Delivery of the Reserved and Stockpiling Doses. [***].

5.4Expiration Date.  Each Vaccine Dose shall have an expiration date that is at least three (3) months from the date of delivery.

5.5Acceptance/Rejection of Vaccine Doses; Product Claim.  The MOH may claim a remedy (a “Product Claim”) for any Vaccine Doses delivered to the MOH under this Agreement for which Arcturus did not perform the Manufacturing of the Vaccine Doses in accordance with the Specifications, cGMPs, or applicable Laws (the “Deficient Product”).  The MOH will inspect the Vaccine Doses and documentation provided by or on behalf of Arcturus (such documentation shall include: (a) Certificate of analysis including batch release specifications, (b) batch release document signed by the responsible professional, (c) Manufacturing deviations, (d) official batch release certificate by the competent authority, (e) a cGMP certificate, (f) shipping and storage data and (g) such other documentation as shall be reasonably requested by the MOH at least fourteen (14) days prior to delivery to the extent that such information can be reasonably provided by Arcturus without any material expense and without delaying the delivery date) upon delivery and will give Arcturus written notice of all Product Claims (if any) within thirty (30) days after such delivery (or, in the case of any deficiency at the time of delivery to the MOH under this Agreement that was not reasonably susceptible to discovery upon such delivery, within thirty (30) days after discovery by the MOH).  If the MOH fails to provide a Product Claim within the applicable thirty (30) days period, then the Vaccine Doses will be considered to have been accepted by the MOH on the thirtieth (30th) day after delivery.  If the MOH makes a Product Claim under this Section 5.4, Arcturus will either (i) promptly replace the Deficient Product at Arcturus’s cost within sixty (60) days of the date of such Product Claim or (ii) provide the MOH with a rejection notice with respect to such Product Claim.  If Arcturus provides a rejection notice with respect to a Product Claim, the Parties shall cooperate in good faith to resolve such dispute within thirty (30) days of delivery by Arcturus of a rejection notice.

5.6Legal Title.  Title and risk of loss to the Initial Reserve Doses, Additional Reserve Doses (if any) and Stockpiling Doses (if any) shall transfer to the MOH upon delivery of the applicable Vaccine Doses to the Specified Location through shipping methods selected by Arcturus and reasonably agreed to by the MOH.  Arcturus will remain responsible for the Vaccine Doses and any associated risk of loss until delivery of the Vaccine Doses to the Specified Location.  Delivery of the Vaccine Doses will be complete when the Vaccine Doses have been delivered to the MOH at the Specified Location using the agreed upon shipping methods.  The MOH will be the importer of record for the Initial Reserve Doses, Additional Reserve Doses (if any) and Stockpiling Doses (if any) and shall be solely responsible for import clearance with respect to the Initial Reserve Doses, Additional Reserve Doses (if any) and Stockpiling Doses (if any).  The Escrow Agreement will provide that the applicable escrowed funds will not be released until [***] after Arcturus notifies the Escrow Agent that the applicable Vaccine Doses have been delivered to the MOH at the Specified Location using the agreed upon shipping methods and evidence that such delivery has been accepted by the MOH; provided that the Escrow Agreement will provide that the if the MOH notifies the Escrow Agent of any good faith dispute as to the completion of the required delivery of the applicable Vaccine Doses to the MOH at the Specified Location using the agreed upon shipping methods, the Escrow Agent will not release the applicable funds until such dispute has been resolved.

5.7Shipping and Handling Costs.  Arcturus will be solely responsible for shipping the Vaccine Doses and for all shipping and handling costs incurred to ship the Initial Reserve Doses, Additional Reserve Doses (if any) and Stockpiling Doses (if any) to the Specified Location.

Article VI
PAYMENTS

6.1General.  The price per Vaccine Dose to be paid by the MOH is not dependent on the dosage size and it calculated instead on a dose by dose basis subject to the definition of “Vaccine Dose” and the illustrative examples set forth therein; provided that pursuant to Section 2.1(c), If (a) the MOH does not exercise its right to reduce the Initial Reserve Amount to [***] and (b) if the Vaccine Dose Formulation is equal to or less than [***] µg, the Initial Reserve Amount will be increased from [***] Initial Reserve Doses to [***] Initial Reserve Doses at no additional cost to the MOH.

6.2Payment for Initial Reserve Doses. [***].

6.3Payment for Additional Reserve Doses. [***].

6.4Payment for Stockpiling Doses. [***].

6.5Payment in United States Dollars.  The MOH shall make all payments required by this Agreement in United States dollars, by bank wire transfer in immediately available funds as directed in the applicable written invoice.  In the event that any payment is not received by Arcturus on or before the applicable due date, then Arcturus may, in addition to any other remedies available at equity or in law or set forth in this Agreement, at its option, charge interest on the outstanding sum from the due date (both before and after any judgment) at [***] (including any partial month) until paid in full (or, if less, the maximum amount permitted by applicable Law).

6.6Taxes.  [***].

Article VII
REPRESENTATIONS AND WARRANTIES

7.1MOH Representations and Warranties.  The MOH represents and warrants to Arcturus as follows:

(a)The MOH has all requisite power and authority to enter into this Agreement.  The person signing this Agreement has the necessary authority to legally bind the MOH to the terms set forth herein.

(b)The MOH’s execution of this Agreement and performance of the terms set forth herein will not cause the MOH to be in conflict with or constitute a breach of its constitutional documents nor any other agreement, court order, consent decree or other arrangement, whether written or oral, by which it is bound.

(c)The MOH’s execution of this Agreement and performance hereunder are in, and will be in, compliance with all applicable Laws in all material respects.

(d)This Agreement is its legal, valid and binding obligation, enforceable against the MOH in accordance with the terms and conditions hereof.

7.2Arcturus Representations and Warranties.  Arcturus represents and warrants to the MOH as follows:

(a)Arcturus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)Arcturus has all requisite power and authority to enter into this Agreement and has the requisite skill, knowledge, staffing, financial resources, capacity and ability to carry out its obligations hereunder.  The person signing this Agreement has the necessary authority to legally bind Arcturus to the terms set forth herein.

(c)Arcturus’s execution of this Agreement and performance of the terms set forth herein will not cause Arcturus to be in conflict with or constitute a breach of its organizational documents nor any other agreement, court order, consent decree or other arrangement, whether written or oral, by which it is bound.

(d)Arcturus’s execution of this Agreement and performance hereunder are in, and will be in, compliance with any applicable Law in all material respects.

(e)As of the Effective Date, to the best of Arcturus’s knowledge, the Manufacture, export, import and use of the Vaccine and the Vaccine Doses does not infringe any third party patents.  Arcturus shall not violate the trade secrets, or any other proprietary rights, of any third party in Manufacture and delivery of the Vaccine Doses pursuant to this Agreement.

(f)Arcturus is not debarred and Arcturus has not and will not use in any capacity the services of any person debarred under subsection 306(a) or (b) of the U.S. Generic Drug Enforcement Act of 1992, or other applicable Law, nor have debarment proceedings against Arcturus or any of its employees or permitted subcontractors been commenced.

(g)This Agreement is its legal, valid and binding obligation, enforceable against Arcturus in accordance with the terms and conditions hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

(h)As of the Effective Date, there are no claims, judgments or settlements against or owed by Arcturus or its Affiliates, or pending or, to the best of Arcturus’s knowledge, threatened claims or litigation, relating to the Vaccine or the Vaccine Doses.

(i)The Vaccine Doses (until the expiration date thereof) supplied by Arcturus under this Agreement (and the Manufacture thereof) shall be free from defects in material and workmanship.  The Vaccine Doses supplied by Arcturus under this Agreement (other than developmental quantities not required to be produced in accordance with cGMPs) shall, upon tender of delivery, conform to and shall have been processed and, if applicable, packaged, in conformance with cGMPs, the Specifications, and in accordance with all applicable Laws.  The Vaccine Doses shall not be adulterated or misbranded by Arcturus.

(j)All Vaccine Doses delivered hereunder shall be free and clear of all security interests, liens, or other encumbrances of any kind or character.

7.3Disclaimer.  EACH PARTY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS ARTICLE VII, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, IMPLIED OR STATUTORY, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AGAINST NON-INFRINGEMENT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE.

Article VIII
Indemnification

[***].

Article IX
CONFIDENTIALITY AND PUBLICITY

9.1Obligations of Confidentiality.  From the Effective Date and for a period of ten (10) years, or for a perpetual time with respect to trade secrets, after this Agreement terminates, each Party and its Affiliates shall:

(a)keep the Confidential Information of the other Party or its Affiliates strictly confidential;

(b)not disclose the Confidential Information of the disclosing Party to any other person or entity other than with the prior written consent of the disclosing Party; and

(c)not use the Confidential Information of the disclosing Party for any purpose other than the performance of its obligations under this Agreement.

9.2Representatives.  During the Term of this Agreement the receiving Party may disclose the Confidential Information of the disclosing Party to its Affiliates and Representatives to the extent that it is necessary for the purposes of this Agreement.  The Party disclosing the information to its Representatives shall ensure that each Representative is made aware of and complies with the receiving Party’s obligations of confidentiality under this Agreement.  Each receiving Party shall be responsible for any breach of this Article IX by its Representatives.

9.3Permitted Disclosures.

(a)The obligations imposed by this Article IX upon the receiving Party shall not apply to any Confidential Information of the disclosing Party which:

(i)is in or comes into the public domain other than as a result of a breach of this Agreement;

(ii)is known to the receiving Party prior to obtaining the same from the disclosing Party, as demonstrated by written records; or

(iii)is obtained by the receiving Party from a third party who is not obligated to keep the information confidential.

(b)A receiving Party may disclose Confidential Information of the disclosing Party if it is required to disclose such Confidential Information by applicable Law or a valid order of a court, provided that (to the extent permitted by applicable Law) the receiving Party promptly notifies the disclosing Party in writing of the requirement of such disclosure, takes reasonable and lawful actions to avoid or minimize the degree of such disclosure and to have confidential treatment accorded to any Confidential Information disclosed, and cooperates fully with the disclosing Party in connection with the disclosing Party’s efforts to apply for a protective order or take other appropriate action to restrict disclosure of the Confidential Information.

9.4Press Releases.  Each Party agrees to consult with the other party with respect to the text and timing of any press release that may be made by such party with respect to the entry into this Agreement or the purchase by the MOH of Vaccine Doses from Arcturus.

9.5Filing of this Agreement.  [***].

Article X
INTELLECTUAL PROPERTY

10.1Arcturus Existing Intellectual Property.  All Intellectual Property rights that are owned or controlled by Arcturus at the commencement of this Agreement shall remain under the ownership or control of Arcturus throughout the Term and thereafter.  For clarity, all Intellectual Property related to the Vaccine, the Vaccine Doses or the Manufacture of the Vaccine or the Vaccine Doses that exist as of the Effective Date shall be deemed Arcturus’s Intellectual Property and Arcturus shall retain and own and have the exclusive right, title and interest in and to all such Intellectual Property.

10.2New Intellectual Property.  All new Intellectual Property that is generated, developed, conceived or reduced to practice under this Agreement that (a) is related to the Vaccine, the Vaccine Doses or the Manufacture of the Vaccine or the Vaccine Doses, including any modifications or improvements to any of the foregoing or (b) that is otherwise based on, uses or incorporates any of Arcturus’ Confidential Information, shall be deemed to be “Arcturus’s Intellectual Property”, and shall be the exclusive property of Arcturus.

1010

Article XI
TERM AND TERMINATION

11.1Term.  This Agreement shall commence on the Effective Date and shall continue until the date that Arcturus completes the delivery of all Vaccine Doses that are to be delivered to the MOH pursuant to this Agreement (the “Term”).

[***].

Article XII
FORCE MAJEURE

[***].

Article XIII
MISCELLANEOUS

13.1Notice.  Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by electronic mail or overnight courier:

(a)If to Arcturus:

Arcturus Therapeutics, Inc.

10628 Science Center Drive, Suite 250

San Diego, CA 92121

Attn: Joseph E. Payne, President & CEO

Email: [***]

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Jeffrey A Baumel, Esq.

Email: Jeffrey.baumel@dentons.com

(b)If to the MOH:

Ministry of Health

39 Yirmiyahu St. Jerusalem 9446724

Attention: [***]

Email: [***]; [***]

with a copy (which shall not constitute notice) to:

Ministry of Health

39 Yirmiyahu St. Jerusalem 9446724

Attention: Legal Department

Email: [***]

Director General

1111

Email: [***]

In case the notice pertains to any action under Section 13.6, the notice must also be sent to:

Administration of Courts

Legal Assistance to Foreign Countries

22 Kanfei Nesharin St.

Jerusalem 9546435

Israel

Attention: Legal adviser for the Administrator of Courts

Email:[***]
[***]

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.  Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by electronic mail; or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

13.2Assignment.  Neither this Agreement, any rights nor any interest hereunder shall be assignable by either Party without prior written consent of the other Party, such consent not to be unreasonably withheld, except that this Agreement may be assigned by Arcturus without the MOH’s prior written consent to a third party that acquires all or substantially all of Arcturus’ assets and provided that such third party is not listed on the Specially Designated Nationals And Blocked Persons List maintained by the Office of Foreign Assets Control of the US Department of the Treasury.  This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.  Any assignment that does not comply with this Section 13.2 shall be void.

13.3Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.4Waiver.  No provision of this Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

13.5Descriptive Headings.  The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

13.6Governing Law and Venue; Waiver of Jury Trial. [***].

13.7Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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13.8Independent Contractors.  This relationship between Parties created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

13.9Entire Agreement; Amendments.  This Agreement, SDEA and the Escrow Agreement, constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement and supersede any and all prior agreements, understandings and arrangements, whether oral or written, between the parties relating to the subject matter of this Agreement.  No term of this Agreement may be amended except upon written agreement of both Parties, unless otherwise expressly provided in this Agreement.

13.10Counterparts.  This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute the same instrument.  Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, portable document format (PDF) or facsimile) is considered an original.

[Signature page follows]

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To evidence their agreement to be bound by this Agreement, the MOH and Arcturus have executed and delivered this Agreement as of the Effective Date.

ARCTURUS THERAPEUTICS, INC. By: Name: Its:	ISRAELI MINISTRY OF HEALTH By: Name: Its:

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